NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

First Quarter 2026 Highlights Versus Prior Year
•Net Sales of $862 million, up 4% as reported, and 1% in constant currency
•Gross Margin of 44.9%, a decrease of 450 basis points; Adjusted Gross Margin1 of 45.1%, a decrease of 450 basis points
•Operating Loss of $103 million, as compared to a loss of $53 million; Adjusted Operating Loss1 of $70 million, as compared to a loss of $8 million
•Net Income of $61 million, as compared to a loss of $40 million
•Earnings per Share of $0.20 compared to a loss of $0.12 per share; Adjusted Loss per Share1 of $0.20 compared to an Adjusted Loss of $0.02 per share
Business Highlights
•Growth in Net Sales and positive consumer demand for our products in the first quarter
•Completed acquisition of full ownership of Mattel163 mobile games studio in early March
•Making strong progress on our digital strategy
•Repurchased $200 million of shares; maintaining $400 million target for 2026
•2026 guidance unchanged, with the exception of recasting certain non-GAAP financial measures to exclude the impact of amortization of acquired intangible assets1

EL SEGUNDO, Calif., April 29, 2026 – Mattel, Inc. (NASDAQ: MAT) today reported first quarter 2026 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “We are off to a good start to the year, with Net Sales growth and positive consumer demand for our products in the first quarter. We continued to make progress on our strategy to grow our IP driven play and family entertainment business and are seeing top-line acceleration in the second quarter to date. Our digital strategy is progressing, including the integration of Mattel163 mobile games studio and the upcoming launch of two self-published mobile games, and we look forward to the global theatrical release of the Masters of the Universe movie on June 5th.”
Paul Ruh, CFO of Mattel, added: “Top-line grew ahead of expectations, and we are seeing momentum in the business. We continued to execute on our capital allocation priorities, including making strategic investments to accelerate growth and profitability, as well as repurchasing $200 million of shares while maintaining a strong balance sheet. We expect to achieve our full year 2026 guidance.”

(1)In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods and 2026 guidance. For additional information, please see Presentation Information / Non-GAAP Financial Measures.
First Quarter Financial Overview
Net Sales
Net Sales were $862 million, up 4% as reported, and 1% in constant currency, versus the prior year’s first quarter. The increase in Net Sales as reported was driven by a 15% increase in International, partially offset by a 3% decrease in North America. The increase in Net Sales in constant currency was driven by an 8% increase in International, partially offset by a 3% decrease in North America.
Gross Margin
Reported Gross Margin was 44.9%, versus 49.4% in the prior year’s first quarter, and Adjusted Gross Margin was 45.1%, versus 49.6%. The decrease in Gross Margin was primarily due to the gross incremental cost of tariffs, unfavorable foreign exchange, inflation, and other factors, partially offset by tariff mitigation actions and cost savings.

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Operating Loss
Reported Operating Loss was $103 million, as compared to a loss of $53 million, and Adjusted Operating Loss was $70 million, as compared to a loss of $8 million. The decrease in Reported and Adjusted Operating Loss was due to higher Advertising, lower Gross Profit, and higher SG&A expenses.
Earnings Per Share
Reported Earnings per Share was $0.20, as compared to a loss of $0.12, and Adjusted Earnings per Share was a loss of $0.20, as compared to a loss of $0.02. The increase in Reported Earnings per Share was primarily due to a gain of $148 million on remeasurement of Mattel’s previously held equity interest in Mattel163. The decrease in Adjusted Earnings per Share was primarily due to higher Adjusted Operating Loss.
The company’s ending share count as of March 31, 2026 was 290.6 million.
Cash Flow
For the three months ended March 31, 2026, Cash Flows Used for Operating Activities were $23 million, as compared to an inflow of $25 million, primarily due to a decrease in Net Income, excluding the impact of non-cash items, partially offset by favorable working capital.
Cash Flows Used for Investing Activities were $144 million, compared to a use of $31 million, primarily due to cash paid in connection with the acquisition of Mattel163 net of cash acquired, and higher capital expenditures.
Cash Flows Used for Financing Activities and Other were $210 million, as compared to a use of $138 million, primarily due to an increase in share repurchases and the impact of foreign currency exchange rate changes on cash.
First Quarter Gross Billings by Category
Worldwide Gross Billings for Dolls were $272 million, down 8% as reported, or 11% in constant currency, versus the prior year’s first quarter, primarily due to a decline in Barbie.
Worldwide Gross Billings for Vehicles were $361 million, up 17% as reported, or 13% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $106 million, down 16% as reported, or 18% in constant currency, primarily due to a decline in Fisher-Price.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $233 million, up 21% as reported, or 17% in constant currency, primarily driven by growth in Games (including the partial quarter contribution of Mattel163), Action Figures, and Other.
2026 Guidance
2026 guidance is unchanged with the exception of recasting Adjusted Operating Income and Adjusted EPS to exclude the impact of amortization of acquired intangible assets to facilitate period-over-period comparisons of underlying business performance. Net Sales, Adjusted Gross Margin, and Adjusted Tax Rate guidance remain unchanged.
For additional information, please see Presentation Information / Non-GAAP Financial Measures.

NEWS RELEASE
Adjusted Operating Income and Adjusted EPS have been recast as follows:

(in millions, except EPS and percentages)	FY2026 Recast Guidance	FY2026 Prior Guidance	FY2025 Recast Actuals	FY2025 Prior Actuals
Net Sales	No change	+3% to 6%*	No change	$5,348
Adjusted Gross Margin	No change	Approx. 50%	No change	48.9%
Adjusted Operating Income	$580 - $630	$550 - $600	$652	$620
Adjusted Tax Rate	No change	Approx. 24%	No change	20%
Adjusted EPS	$1.27 - $1.39	$1.18 - $1.30	$1.49	$1.41
*in Constant Currency
Our guidance remains subject to market volatility, unexpected disruptions, as well as other macro-economic risks and uncertainties, including further developments in the Middle East and regulatory actions impacting global trade.
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Tax Rate, Adjusted EPS, and Free Cash Flow is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Daylight Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts or by their nature are uncertain, and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs, transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which, coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products; (xiv) the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties; (xv) the ability to successfully develop, publish and commercialize digital games; (xvi) the ability to attract and retain talented employees and adapt to evolving workplace models; (xvii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xviii) tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xix) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xx) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xxi) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xxii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xxiii) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxiv) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence; (xxv) the potential impact of the development, use, and integration of artificial intelligence and machine learning technologies in Mattel’s business and products; (xxvi) the sufficiency of additional controls and procedures that Mattel has implemented to remediate the prior material weakness in Mattel's internal control over financial reporting, additional material weaknesses or other deficiencies in the future, or the failure to maintain an effective system of internal control; and (xxvii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent

NEWS RELEASE
periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income/Loss, Adjusted Operating Income/Loss Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financials – Quarterly Results.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude amortization of acquired intangible assets and severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and acquisition-related expenses, including professional fees and integration expenses, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and acquisition-related expenses, including professional fees and integration expenses, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of the inclined sleeper product recalls, acquisition-related expenses, net, including professional fees and integration expenses, and gain on previously held equity interest in Mattel163, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income/Loss, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, acquisition-related expenses, net, including professional fees and integration expenses, and gain on previously held equity interest in Mattel163, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude amortization of acquired intangible assets, severance and restructuring expenses, the impact of inclined sleeper product recalls, acquisition-related expenses, net, and gain on previously held equity interest in Mattel163. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.

NEWS RELEASE
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global play and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
Jenn Kettnich	Catherine Frymark
jenn.kettnich@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2026		2025		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$862.2		$826.6		4%	1%
Cost of Sales	475.4	55.1%	418.5	50.6%	14%
Gross Profit	386.8	44.9%	408.1	49.4%	-5%	-6%
Advertising and Promotion Expenses	92.9	10.8%	70.2	8.5%	32%
Other Selling and Administrative Expenses	396.6	46.0%	390.9	47.3%	1%
Operating Loss	(102.7)	-11.9%	(53.0)	-6.4%	94%	62%
Interest Expense	31.1	3.6%	29.2	3.5%	6%
Interest (Income)	(10.7)	-1.2%	(16.0)	-1.9%	-33%
Other Non-Operating (Income) Expense, Net	(148.1)		13.0
Income (Loss) Before Income Taxes	25.0	2.9%	(79.3)	-9.6%	N/M	N/M
(Benefit) from Income Taxes	(32.4)		(30.6)
(Income) from Equity Method Investments	(3.6)		(8.4)
Net Income (Loss)	$61.0	7.1%	$(40.3)	-4.9%	N/M
Net Income (Loss) Per Common Share - Basic	$0.21		$(0.12)
Weighted-Average Number of Common Shares	297.5		327.5
Net Income (Loss) Per Common Share - Diluted	$0.20		$(0.12)
Weighted-Average Number of Common and Potential Common Shares	301.0		327.5
1 Amounts may not sum due to rounding.
N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	March 31,		December 31,
	2026	2025	2025
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$866.0	$1,243.7	$1,242.9
Accounts Receivable, Net	686.7	633.3	1,097.6
Inventories	676.9	658.4	563.1
Prepaid Expenses and Other Current Assets	262.5	251.1	227.1
Total Current Assets	2,492.0	2,786.5	3,130.8
Property, Plant, and Equipment, Net	620.7	515.9	590.0
Right-of-Use Assets, Net	314.0	315.8	319.5
Goodwill	1,583.9	1,385.1	1,390.2
Other Noncurrent Assets	1,319.0	1,203.1	1,209.9
Total Assets	$6,329.6	$6,206.4	$6,640.4

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,194.4	$1,131.7	$1,428.3
Income Taxes Payable	16.3	15.0	29.9
Total Current Liabilities	1,210.6	1,146.8	1,458.2
Long-Term Debt	2,332.8	2,335.4	2,331.7
Noncurrent Lease Liabilities	262.8	264.0	268.4
Other Noncurrent Liabilities	417.0	330.6	349.1
Stockholders’ Equity	2,106.4	2,129.6	2,233.0
Total Liabilities and Stockholders’ Equity	$6,329.6	$6,206.4	$6,640.4

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	March 31,
	2026	2025
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	72	69

	For the Three Months Ended March 31,
(In millions)	2026	2025
Condensed Cash Flow Data:
Cash Flows (Used for) Provided by Operating Activities	$(22.9)	$24.8
Cash Flows (Used for) Investing Activities	(143.6)	(31.3)
Cash Flows (Used for) Financing Activities and Other	(210.4)	(137.7)
Decrease in Cash and Equivalents	$(376.9)	$(144.2)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2026	2025	Change
Gross Profit
Gross Profit, As Reported	$386.8	$408.1
Gross Margin	44.9%	49.4%	-450bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	1.3	—
Severance and Restructuring Expenses	0.7	1.6
Gross Profit, As Adjusted	$388.8	$409.7
Adjusted Gross Margin	45.1%	49.6%	-450 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$396.6	$390.9	1%
% of Net Sales	46.0%	47.3%	-130 bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	(9.0)	(7.8)
Severance and Restructuring Expenses	(16.5)	(21.4)
Inclined Sleeper Product Recalls	4.2	(14.1)
Acquisition-Related Expenses[3]	(9.0)	—
Other Selling and Administrative Expenses, As Adjusted	$366.3	$347.6	5%
% of Net Sales	42.5%	42.0%	50 bps

Operating Loss
Operating Loss, As Reported	$(102.7)	$(53.0)	94%
Operating Loss Margin	-11.9%	-6.4%	-550 bps
Adjustments:
Amortization of Acquired Intangible Assets[2]	10.3	7.8
Severance and Restructuring Expenses	17.2	23.0
Inclined Sleeper Product Recalls	(4.2)	14.1
Acquisition-Related Expenses[3]	9.0	—
Operating Loss, As Adjusted	$(70.4)	$(8.1)	772%
Adjusted Operating Loss Margin	-8.2%	-1.0%	-720 bps

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, as well as $2.1 million of professional fees and integration expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended March 31,
	2026	2025	Change
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.20	$(0.12)	N/M
Adjustments:
Amortization of Acquired Intangible Assets[2]	0.03	0.02
Severance and Restructuring Expenses	0.06	0.07
Inclined Sleeper Product Recalls	(0.01)	0.04
Acquisition-Related Expenses, Net[3]	0.02	—
(Gain) on Previously Held Equity Interest[4]	(0.49)	—
Tax Effect of Adjustments[5]	(0.01)	(0.03)
Net (Loss) Per Common Share, As Adjusted	$(0.20)	$(0.02)	N/M

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$61.0	$(40.3)	N/M
Adjustments:
Interest Expense	31.1	29.2
(Benefit) from Income Taxes	(32.4)	(30.6)
Depreciation	33.7	34.0
Amortization	10.3	7.8
EBITDA	103.6	0.1
Adjustments:
Share-Based Compensation	13.0	19.9
Severance and Restructuring Expenses	17.2	23.0
Inclined Sleeper Product Recalls	(4.2)	14.1
Acquisition-Related Expenses, Net[3]	6.6	—
(Gain) on Previously Held Equity Interest[4]	(147.9)	—
Adjusted EBITDA	$(11.7)	$57.2	N/M

Free Cash Flow
Net Cash Flows (Used for) Provided by Operating Activities	$(22.9)	$24.8
Capital Expenditures	(65.1)	(36.2)
Free Cash Flow	$(88.1)	$(11.4)

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses, net include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, $2.1 million of professional fees and integration expenses, and ($2.5) million of other acquisition-related payments.

[4] Prior to the acquisition of the remaining 50% equity interest in Mattel163, Mattel accounted for its investment under the equity method. Upon obtaining control, Mattel remeasured its previously held 50% equity interest to its estimated fair value as of the acquisition date, resulting in a gain of $147.9 million recognized in other non-operating income, net.

[5] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage and pts information)	2026	2025	Change
Tax Rate
Income (Loss) Before Income Taxes, As Reported	$25.0	$(79.3)
Adjustments:
Amortization of Acquired Intangible Assets[2]	10.3	7.8
Severance and Restructuring Expenses	17.2	23.0
Inclined Sleeper Product Recalls	(4.2)	14.1
Acquisition-Related Expenses, Net[3]	6.6	—
(Gain) on Previously Held Equity Interest[4]	(147.9)	—
Loss Before Income Taxes, As Adjusted	$(93.1)	$(34.4)

Benefit from Income Taxes, As Reported	$(32.4)	$(30.6)
Adjustments:
Tax Effect of Adjustments[5]	2.6	10.1
Benefit from Income Taxes, As Adjusted	$(29.9)	$(20.4)

Tax Rate, As Reported	-130%	39%	N/M
Tax Rate, As Adjusted	32%	59%	-27 pts

	March 31,
	2026	2025
Net Debt
Long-Term Debt	$2,332.8	$2,335.4
Adjustments:
Cash and Equivalents	(866.0)	(1,243.7)
Net Debt	$1,466.8	$1,091.7

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Acquisition-related expenses, net include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, $2.1 million of professional fees and integration expenses, and ($2.5) million of other acquisition-related payments.

[4] Prior to the acquisition of the remaining 50% equity interest in Mattel163, Mattel accounted for its investment under the equity method. Upon obtaining control, Mattel remeasured its previously held 50% equity interest to its estimated fair value as of the acquisition date, resulting in a gain of $147.9 million recognized in other non-operating income, net.

[5] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.
N/M - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended March 31,
(In millions, except percentage and pts information)	2026	2025	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,332.8	$2,335.4
Adjustments:
Debt Issuance Costs and Debt Discount	17.2	14.6
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$498.9	$529.8	-6%
Adjustments:
Interest Expense	120.5	117.9
Provision for Income Taxes	87.9	95.9
Depreciation	136.1	136.2
Amortization	34.0	31.3
EBITDA	877.5	911.0
Adjustments:
Share-Based Compensation	72.8	81.4
Severance and Restructuring Expenses	41.0	62.6
Inclined Sleeper Product Recalls	8.4	6.3
Acquisition-Related Expenses, Net[2]	6.6	—
(Gain) on Previously Held Equity Interest[3]	(147.9)	—
Adjusted EBITDA	$858.4	$1,061.3	-19%

Total Debt / Net Income	4.7x	4.4x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.7x	2.2x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$545.5	$789.9	-31%
Capital Expenditures	(210.9)	(208.3)
Free Cash Flow	$334.6	$581.5	-42%

Net Cash Flows Provided by Operating Activities / Net Income	109%	149%	-40 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	39%	55%	-16 pts

[1] Amounts may not sum due to rounding.
[2] Acquisition-related expenses, net include a $7.0 million charge associated with the effective settlement of a pre-existing relationship between Mattel and Mattel163 in connection with the acquisition, $2.1 million of professional fees and integration expenses, and ($2.5) million of other acquisition-related payments.

[3] Prior to the acquisition of the remaining 50% equity interest in Mattel163, Mattel accounted for its investment under the equity method. Upon obtaining control, Mattel remeasured its previously held 50% equity interest to its estimated fair value as of the acquisition date, resulting in a gain of $147.9 million recognized in other non-operating income, net.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage and per share information)	2025
Gross Profit
Gross Profit, As Reported	$2,605.7
Gross Margin	48.7%
Adjustments:
Severance and Restructuring Expenses	7.8
Gross Profit, As Adjusted	$2,613.5
Adjusted Gross Margin	48.9%

Operating Income
Operating Income, As Reported	$546.4
Operating Income Margin	10.2%
Adjustments:
Amortization of Acquired Intangible Assets[2]	31.5
Severance and Restructuring Expenses	46.9
Inclined Sleeper Product Recalls	26.7
Operating Income, As Adjusted	$651.5
Adjusted Operating Income Margin	12.2%

Earnings Per Share
Net Income Per Common Share, As Reported	$1.24
Adjustments:
Amortization of Acquired Intangible Assets[2]	0.10
Severance and Restructuring Expenses	0.15
Inclined Sleeper Product Recalls	0.08
Tax Effect of Adjustments[3]	(0.07)
Net Income Per Common Share, As Adjusted	$1.49

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage information)	2025
Tax Rate
Income Before Income Taxes, As Reported	$459.5
Adjustments:
Amortization of Acquired Intangible Assets[2]	31.5
Severance and Restructuring Expenses	46.9
Inclined Sleeper Product Recalls	26.7
Income Before Income Taxes, As Adjusted	$564.6

Provision for Income Taxes, As Reported	$89.8
Adjustments:
Tax Effect of Adjustments[3]	23.9
Provision for Income Taxes, As Adjusted	$113.6

Tax Rate, As Reported	20%
Tax Rate, As Adjusted	25%

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$593.3
Capital Expenditures	(182.0)
Free Cash Flow	$411.3

[1] Amounts may not sum due to rounding.
2 In fiscal 2026, Mattel began excluding the impact of amortization of acquired intangible assets from non-GAAP financial measures to facilitate period-over-period comparisons of underlying business performance. Accordingly, Mattel has recast these non-GAAP financial measures for prior periods. Net sales generated from these acquired intangible assets during the periods presented, if applicable, are included in the adjusted financial measures.

[3] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended March 31,
	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$862.2	$826.6	4%	1%

Worldwide Gross Billings by Categories:
Dolls	$271.6	$296.6	-8%	-11%
Vehicles	361.5	308.5	17	13
Infant, Toddler, and Preschool	106.2	126.4	-16	-18
Action Figures, Building Sets, Games, and Other	232.6	192.7	21	17
Gross Billings	$971.9	$924.2	5%	2%

Supplemental Gross Billings Disclosure
Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$146.1	$173.8	-16%	-19%
Hot Wheels	314.4	268.8	17	12
Fisher-Price	79.5	90.1	-12	-14
Other	431.9	391.5	10	7
Gross Billings	$971.9	$924.2	5%	2%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended March 31,
	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$475.1	$491.4	-3%	-3%

North America Gross Billings by Categories:
Dolls	$152.9	$172.4	-11%	-11%
Vehicles	160.4	149.5	7	7
Infant, Toddler, and Preschool	60.3	80.1	-25	-25
Action Figures, Building Sets, Games, and Other	134.9	123.9	9	9
Gross Billings	$508.5	$526.0	-3%	-4%

Supplemental Gross Billings Disclosure
North America Gross Billings by Top 3 Power Brands:
Barbie	$72.6	$92.4	-21%	-22%
Hot Wheels	135.0	125.5	8	7
Fisher-Price	46.9	58.1	-19	-19
Other	254.0	250.0	2	1
Gross Billings	$508.5	$526.0	-3%	-4%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended March 31,
	2026	2025	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$231.5	$197.1	17%	9%
Latin America	74.2	64.6	15	4
Asia Pacific	81.3	73.6	11	6
Net Sales	$387.0	$335.3	15%	8%

International Gross Billings by Geographic Area:
EMEA	$283.2	$238.5	19%	11%
Latin America	87.4	76.0	15	4
Asia Pacific	92.9	83.7	11	7
Gross Billings	$463.4	$398.2	16%	8%

International Gross Billings by Categories:
Dolls	$118.7	$124.2	-4%	-11%
Vehicles	201.1	158.9	27	18
Infant, Toddler, and Preschool	45.9	46.3	-1	-8
Action Figures, Building Sets, Games, and Other	97.8	68.7	42	33
Gross Billings	$463.4	$398.2	16%	8%

Supplemental Gross Billings Disclosure
International Gross Billings by Top 3 Power Brands:
Barbie	$73.5	$81.4	-10%	-16%
Hot Wheels	179.4	143.3	25	17
Fisher-Price	32.6	32.1	2	-6
Other	177.9	141.4	26	17
Gross Billings	$463.4	$398.2	16%	8%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.